                                                                    EXHIBIT 10.5


                           FACTORY CARD OUTLET CORP.


               Right to Purchase 71,666.66 Shares of Common Stock
                          of Factory Card Outlet Corp.



     THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS. FURTHERMORE, THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN SECTION 10 OF THE WARRANT PURCHASE AGREEMENT REFERRED TO HEREINAFTER, COMPLETE AND CORRECT COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF FACTORY CARD OUTLET CORP., AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS WARRANT UPON WRITTEN REQUEST.

     This Warrant is issued pursuant to the Warrant Purchase Agreement and if any provision of this Warrant is found to conflict with the Warrant Purchase Agreement, the provisions of the Warrant Purchase Agreement shall prevail.


                                     No. 2

                           Factory Card Outlet Corp.
                         Common Stock Purchase Warrant


     Factory Card Outlet Corp., a Delaware corporation (together with any corporation which shall succeed to or assume the obligations of Factory Card Outlet Corp. hereunder, the "COMPANY"), hereby certifies that, for value received, Goldman Sachs & Co., a New York limited partnership, or its assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time after the date hereof, until the expiration hereof pursuant to Section 2.4 hereof, up to 71,666.66 fully paid and non-assessable shares of Common Stock (as defined in Section 12 hereof), at an initial purchase price per share of $7.50 (such price per share as adjusted from time to time as provided herein is referred to herein as the "EXERCISE PRICE"). The number and character of such shares of Common Stock and the Exercise Price are subject to adjustment as provided herein.

     This Warrant is issued pursuant to the Warrant Purchase Agreement (as amended and in effect from time to time, the "SECURITIES PURCHASE AGREEMENT"), dated as of July 17, 1998, between the Company and the Participants (as defined in the Securities Purchase Agreement), a copy of which is on file at the principal office of the Company. The holder of this Warrant shall be entitled to all of the benefits and shall be subject to all of the obligations of the Securities Purchase Agreement

1. DEFINITION. Terms defined in the Securities Purchase Agreement and not otherwise defined herein are used herein with the meanings so defined. Certain terms are used in this Warrant as specifically defined in Section 12 hereof.

2.   EXERCISE OF WARRANT.

     2.1. Exercise. This Warrant may be exercised prior to its expiration pursuant to Section 2.4 hereof by the holder hereof at any time or from time to time, by surrender of this Warrant, with the form of subscription at the end hereof duly executed by such holder, to the Company at its principal office, accompanied by payment, by certified or official bank check payable to the order of the Company or by wire transfer to its account, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then being exercised by the Exercise Price then in effect. In the event the Warrant is not exercised in full, the Company, at its expense, will forthwith issue and deliver to or upon the order of the holder hereof a new Warrant or Warrants of like tenor, in the name of the holder hereof or as such holder (upon payment by such holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares (without giving effect to any adjustment therein) for which this Warrant shall have been exercised. Upon any exercise of this Warrant, in whole or in part, the holder hereof may pay the aggregate Exercise Price with respect to the shares of Common Stock for which this Warrant is then being exercised (collectively, the "EXERCISE SHARES") by (a) in the event the holder of this Warrant is also the holder of a promissory note of the Company, decreasing the outstanding principal and/or interest amount of such note by such amount or (b) surrendering its rights to a number of Exercise Shares having a Fair Market Value (as defined herein) equal to or greater than the required aggregate Exercise Price, in which case the holder hereof would receive the number of Exercise Shares to which it would otherwise be entitled upon such exercise, less the surrendered shares. For purposes of this Section 2.1, the fair market value of one share of Common Stock (the "FAIR MARKET VALUE") shall be equal to, at any date, the last reported sale price per share on the NASDAQ National Market System (as defined herein) trading day preceding that date. The "last reported sale price" for any day shall be (i) the last reported sale price of the Common Stock on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System (the "NASDAQ NATIONAL MARKET SYSTEM"), or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (ii) if not quoted as described in clause (i), the last bid quotation for the Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted bid quotations for the Common Stock, or (iii) if the Common Stock is listed or admitted for trading on any national securities exchange, the last sale price, or the closing bid price if no sale occurred, of the Common Stock on the principal securities exchange on which the Common Stock is listed. If none of the conditions set forth above is met, the Fair Market Value of the Common Stock on any day shall be the fair market value of the Common

Stock as determined by an investment firm selected by the Company and which is acceptable to the holder of this Warrant. All expenses of the determination of the Fair Market Value shall be borne by the Company. In no event shall any "minority discount" or other discount (based on voting control or lack thereof or otherwise based on the percentage of issued securities of the Company that the securities being valued represent) be used, factored in, or otherwise considered or applied in determining Fair Market Value.

     2.2. Conflict Any other provisions hereof to the contrary notwithstanding, no Bank Affiliate or small business investment company, as defined in the Small Business Act, shall be entitled to exercise the right under this Warrant to purchase any share or shares of Common Stock if, under any law or under any regulation, rule or other requirement of any governmental authority at any time applicable to such Bank Affiliate or small business investment company, (a) as a result of such purchase, such Bank Affiliate or small business investment company would own, control or have power to vote a greater quantity of securities of any kind than the Bank Affiliate or small business investment company shall be permitted to own, control or have power to vote, or (b) such purchase would not be permitted. For purposes of this Section 2.2, a written statement of the Bank Affiliate or small business investment company exercising this Warrant, delivered upon surrender of the Warrant pursuant to the Securities Purchase Agreement, to the effect that the Bank Affiliate or small business investment company is legally entitled to exercise its right under this Warrant to purchase securities and that such purchase will not violate the prohibitions set forth in the preceding sentence, shall be conclusive and binding upon the Company and shall obligate the Company to deliver certificates representing the shares of Common Stock so purchased in accordance with the other provisions hereof and shall relieve the Company of any liability under this Section 2.2.

     2.3. Warrant Agent In the event that a bank or trust company shall have been appointed as trustee for the holder of the Warrant pursuant to Section 6.2 hereof, such bank or trust company shall have all the powers and duties of a warrant agent appointed pursuant to Section 13 hereof and shall accept, in its own name for the account of the Company or such successor entity as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this
Section 2.

     2.4. Termination. This Warrant shall terminate upon the earliest to occur of (i) exercise of this Warrant in full, (ii) July 31, 2001 in the event that all loan obligations pursuant to the Tranche B Loan Agreement (unless waived thereunder) have been paid in full prior to January 31, 1999, or (iii) July 31, 2003.

3. REGISTRATION RIGHTS AND CALL RIGHT. The holder of this Warrant has the right to cause the Company to register shares of Warrant Stock, and any shares issued upon exercise hereof, under the Securities Act and any blue sky or securities laws of any jurisdictions within the United States at the time and in the manner specified in Section 7 of the Securities Purchase Agreement; provided, however, that such right is subject to a call right granted to the Company pursuant to Section 7.13 of the Securities Purchase Agreement.

4.   DELIVERY OF STOCK CERTIFICATES ON EXERCISE.

     4.1. Delivery. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within ten (10) days thereafter, the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock (or Other Securities) to which such holder shall be entitled on such exercise, together with any other stock or other securities and property (including cash, where applicable) to which such holder is entitled upon such exercise.

     4.2. Fractional Shares. In the event that the exercise of this Warrant, in full or in part, results in the issuance of any fractional share of Common Stock, then in such event the holder of this Warrant (but only at such holder's option) shall be entitled to cash equal to the fair market value of such fractional share determined in the same manner as for one share of Common Stock pursuant to Section 2.1 hereof.

5. ADJUSTMENTS FOR DIVIDENDS, DISTRIBUTIONS AND RECLASSIFICATIONS. In case at any time or from time to time, the holders of Common Stock shall have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) shall have become entitled to receive, without payment therefor:

           (1) other or additional stock or other securities or property (other than cash) by way of dividend; or

           (2) other or additional (or less) stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate restructuring;

other than additional shares of Common Stock issued as a stock dividend or in a stock-split (adjustments in respect of which are provided for in Section 7 hereof), then and in each such case the holder of this Warrant, on the exercise hereof as provided in Section 2 hereof, shall be entitled to receive the amount of stock and other securities and property (including cash in the case referred to in subsection (b) of this Section 5) which such holder would have received prior to or would have held on the date of such exercise if on the date hereof it had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the case referred to in subsection (b) of this Section 5) receivable by such holder as aforesaid during such period, giving effect to all further adjustments called for during such period by Sections 6 and 7 hereof.

6.   ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, ETC.

     6.1. Certain Adjustments. In case at any time or from time to time, the Company shall (i) effect a capital reorganization, reclassification or recapitalization, (ii) consolidate with or merge into any other person, or (iii) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then in each such case, the holder of this Warrant, on the exercise hereof as provided in Section 2 hereof at any time after the consummation of such reorganization, recapitalization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or effective date, the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such holder had so exercised this Warrant immediately prior thereto, all subject to further adjustment thereafter as provided in Sections 5 and 7 hereof.

     6.2. Appointment of Trustee for Warrant Holders Upon Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall, at its expense, deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the holders of the Warrant after the effective date of such dissolution pursuant to this Section 6 to a bank or trust company having its principal office in Boston, Massachusetts, as trustee for the holder or holders of the Warrant.

     6.3. Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 6, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 8 hereof.

7. ADJUSTMENTS FOR ISSUANCE OF COMMON STOCK AND AMOUNT OF OUTSTANDING COMMON STOCK.

     7.1. General. If at any time there shall occur any stock split, stock dividend, reverse stock split or other subdivision of the Company's Common Stock ("STOCK EVENT"), then the number of shares of Common Stock to be received by the holder of this Warrant shall be appropriately adjusted such that the proportion of the number of shares issuable hereunder to the total number of shares of the Company (on a fully diluted basis) prior to such Stock Event is equal to the proportion of the number of shares issuable hereunder after such Stock Event to the total number of shares of the Company (on a fully diluted basis) after such Stock Event. The Exercise Price shall be proportionately decreased or increased upon the occurrence of any stock split, stock dividend, reverse stock split or other subdivision of the Common Stock.

     7.2.  Other Issuances of Common Stock.

           (1) General. If the Company shall, at any time or from time to time after the date hereof, other than pursuant to any employee stock option plan approved by the Board of Directors of the Company or pursuant to warrants, options or other rights granted prior to the date of this Warrant, issue any shares (or the right to acquire any shares) of its Common Stock without consideration or for a consideration per share of Common Stock (the "ISSUANCE PRICE") which is less than the Fair Market Value (after deducting any customary discount in a firm underwritten public offering or a secondary offering or in connection with an acquisition from a third party) on such issuance date (a "DILUTIVE ISSUANCE"), then in such case, the Exercise Price shall be lowered to equal such Exercise Price multiplied by a fraction of which (i) the numerator is the sum of (X) the number of shares of Common Stock outstanding immediately prior to such issue (on a fully diluted basis), multiplied by the Fair Market Value in effect immediately prior to such Dilutive Issuance, plus (Y) the number of shares of Common Stock that could have been acquired at such Fair Market Value using the aggregate Issuance Price payable (or which would be payable) in such Dilutive Issuance (as if exercised or converted upon issuance) in connection with the Dilutive Issuance multiplied by the Issuance Price, by (ii) the denominator of which is the number of shares of Common Stock outstanding immediately after such Dilutive Issuance (on a fully diluted basis) multiplied by the Fair Market Value in effect immediately prior to such Dilutive Issuance. The number of shares of Common Stock for which the Warrant is exercisable shall be adjusted to equal the number of shares of Common Stock which would otherwise (but for the provisions of this subsection 7.2(a)) would have been issuable upon such exercise by the fraction of which (i) the numerator is the Exercise Price in effect immediately prior to the most recent Dilutive Issuance and
     (ii) the denominator is the Exercise Price in effect immediately after such Dilutive Issuance.

           (2) Issuance of Warrants, Other Rights and Convertible Securities. For purposes of this Section 7.2:

           The issuance of any warrants, options, or other subscription or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock (or the issuance of any warrants, options, or any rights with respect to such convertible or exchangeable securities) shall be deemed a Dilutive Issuance at the time of such issuance if the Net Consideration Per Share to be received by the Company for such Common Stock (as hereinafter determined) shall be less than the Fair Market Value at the time of such issuance and, except as hereinafter provided, an adjustment in the Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be made upon each such issuance in the manner provided in subsection 7.2(a). Any obligation, agreement or undertaking to issue warrants, options, or other subscription or purchase rights at any time in the future shall be deemed to be an issuance at the time such obligation, agreement, or undertaking is made or arises. No adjustment of the Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be made under subsection 7.2(a) upon the issuance of any shares of Common Stock that are issued pursuant to the exercise of any warrants, options, or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any adjustment shall previously have been made upon the issuance of any such warrants, options, or other rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options, or any rights therefor) as above provided. Any adjustment of the Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant with respect to this subsection 7.2(b) that relates to warrants, options, or other subscription or purchase rights with respect to shares of Common Stock shall be disregarded if, as, when, and to the extent that such warrants, options, or other subscription or purchase rights expire or are canceled without being exercised, so that the Exercise Price in effect at the time of the issuance of the expired or canceled warrants, options, or other subscriptions or purchase rights, with such additional adjustments as would have been made to that Exercise Price had the expired or canceled warrants, options, or other subscriptions or purchase rights not been issued. For purposes of this subsection 7.2(b), the "Net Consideration Per Share" to be received by the Company shall be determined as follows:

                        (1) The "Net Consideration Per Share" shall mean the amount equal to the total amount of consideration, if any, received by the Company for the issuance of such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Company upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities were exercised, exchanged, or converted, in any case whether or not the rights to exercise, exchange or convert are immediately exercisable.

                        (2) The "Net Consideration Per Share" to be received by the Company shall be determined in each instance as of the date of issuance of warrants, options, subscriptions, or other purchase rights, or convertible or exchangeable securities without giving effect to any possible future price adjustments or rate adjustments that may be applicable with respect to such warrants, options, subscriptions, or other purchase rights or convertible securities, in any case whether or not the rights to exercise, exchange or convert are immediately exercisable.

     For purposes of this Section 7.2, if a part or all of the consideration received by the Company in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 7.2 consists of property other than cash, such consideration shall be deemed to have the same value as shall be determined in good faith by the Board of Directors of the Company.

     7.3. Other Securities. In case any Other Securities shall have been issued, or shall then be subject to issue, upon the conversion or exchange of any stock (or Other Securities) of the Company (or any other issuer of Other Securities or any other entity referred to in Section 6 hereof) or to subscription, purchase or other acquisition pursuant to any rights or options granted by the Company (or such other issuer or entity), the holder hereof shall be entitled to receive upon exercise hereof such amount of Other Securities (in lieu of or in addition to Common Stock) as is determined in accordance with the terms hereof, treating all references to Common Stock herein as references to Other Securities to the extent applicable, and the computations, adjustments and readjustments provided for in this Section 7 with respect to the number of shares of Common Stock issuable upon exercise of this Warrant shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable on the exercise of the Warrant, so as to provide the holder of the Warrant with the benefits intended by this
Section 7 and the other provisions of this Warrant.

8. NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of the Warrant against dilution. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of stock receivable on the exercise of the Warrant above the amount payable therefor on such exercise,
(ii) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock on the exercise of the Warrant from time to time outstanding, and
(iii) will not transfer all or substantially all of its properties and assets to any other entity (corporate or otherwise), or consolidate with or merge into any other entity or permit any such entity to consolidate with or merge into the Company (if the Company is not the surviving entity), unless such other entity shall expressly assume in writing and will be bound by all the terms of this Warrant and the Securities Purchase Agreement.

9. ACCOUNTANTS' CERTIFICATE AS TO ADJUSTMENTS. In each case of any event that may require any adjustment or readjustment in the shares of Common Stock issuable on the exercise of this Warrant, the Company at its expense will promptly prepare a certificate setting forth such adjustment or readjustment, or stating the reasons why no adjustment or readjustment is being made, and showing, in detail, the facts upon which any such adjustment or readjustment is based, including a statement of (i) the number of shares of the Company's Common Stock then outstanding on a fully diluted basis, and (ii) the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted and readjusted on account thereof. The Company will forthwith mail a copy of each such certificate to each holder of a Warrant, and will, on the written request at any time of any holder of a Warrant, furnish to such holder a like certificate setting forth the calculations used to determine such adjustment or readjustment. At its option, the holders of a Warrant may confirm the adjustment noted on the certificate by causing such adjustment to be computed by the Company's independent accounting firm or another independent certified public accountant at the expense of the Company.

10.  NOTICES OF RECORD DATE.  In the event of:

          (1) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

          (2) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or any consolidation or merger of the Company with or into any other Person; or

          (3) any voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

          (4) any proposed issue or grant by the Company of any shares of stock of any class or any other securities, or any right or option to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities (other than the issue of Common Stock on the exercise of this Warrant or pursuant to any employee stock option plan or employee stock purchase plan), then, and in each such event, the Company will mail or cause to be mailed to the holder of this Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right,
(ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is anticipated to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least thirty (30) days prior to the date specified in such notice on which any such action is to be taken.

11. RESERVATION OF STOCK ISSUABLE ON EXERCISE OF WARRANT. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, a number of shares of Common Stock equal to the total number of shares of Common Stock from time to time issuable upon exercise of this Warrant, and, from time to time, will take all steps necessary to amend its Charter to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant.

12. DEFINITIONS. As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

     12.1. The term COMMON STOCK includes (i) the Company's Common Stock, $0.01 par value, (ii) any other capital stock of any class or classes (however designated) of the Company, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and (iii) any other securities into which or for which any of the securities described in clauses
(i) or (ii) above have been converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

     12.2. The term OTHER SECURITIES refers to any stock (other than Common Stock) and other securities of the Company or any other entity (corporate or otherwise) (i) which the holder of this Warrant at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock, or (ii) which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities, in each case pursuant to Section 5 or 6 hereof.

13.  INTENTIONALLY OMITTED.

14. REMEDIES. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

15. NOTICES. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, or sent by overnight courier at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company.

16. TRANSFER. Subject to the provisions of Section 10 of the Securities Purchase Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the registered holder thereof in person or by a duly authorized attorney, upon surrender of this Warrant together with an assignment hereof properly endorsed. Until transfer hereof on the registration books of the Company, the Company may treat the registered holder hereof as the owner hereof for all purposes. Any transferee of this Warrant and any rights hereunder, by acceptance thereof, agrees to assume all of the obligations of a holder thereunder and to be bound by all of the applicable terms and provisions of the Securities Purchase Agreement.

17. MISCELLANEOUS. In case any provision of this Warrant shall be invalid, illegal or unenforceable, or partially invalid, illegal or unenforceable, the provision shall be enforced to the extent, if any, that it may legally be enforced and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Warrant and any term hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be governed by and construed in accordance with the domestic substantive laws (and not the conflict of law rules) of the State of Delaware. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant shall take effect as an instrument under seal.







                        [SIGNATURES APPEAR ON NEXT PAGE]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer and its corporate seal to be impressed hereon and attested by its Secretary.

Dated as of July 17, 1998

                                    FACTORY CARD OUTLET CORP.


(Corporate Seal)                    By:_________________________________

                                    Title:______________________________


Attest:

___________________________________
Secretary

                        NOTICE OF EXERCISE OR CONVERSION





                                                Date:____________________, 19__



Factory Card Outlet Corp.
2727 Diehl Road
Naperville, Illinois 60563

Gentlemen:

     The undersigned hereby elects to exercise or convert the enclosed Warrant issued to it by Factory Card Outlet Corp. (the "Company") and dated as of July __, 1998.

     The undersigned elects to:

     [ ] Exercise the Warrant and to purchase thereunder_____________ shares of the Common Stock of the Company (the "Shares") at an exercise price of _________ per Share for an aggregate purchase price of _____________ Dollars ($_______) (the "Purchase Price"). Pursuant to the terms of the Warrant, the undersigned has delivered the Purchase Price herewith in full.

     [ ] Convert __% of the value of the Warrant at the current Exercise Price (as defined in the Warrant) of $_______ per Share.

                                                  Very truly yours,



                                                  _____________________________



Receipt Acknowledged:

Factory Card Outlet Corp.

By __________________________
on ___________________ , 19__

                               FORM OF ASSIGNMENT


(To be signed only on transfer of Warrant)


     For value received, the undersigned hereby sells, assigns, and transfers unto _____________________________ of ____________________________ the right represented by the within Common Stock Purchase Warrant to purchase _____ shares of Common Stock of Factory Card Outlet Corp., an Ohio corporation, to which the within Common Stock Purchase Warrant relates, and appoints ___________________ Attorney to transfer such right on the books of Factory Card Outlet Corp., with full power of substitution in the premises.


Dated: _________________________________________________________________
                                         (Signature must conform in all respects
                                         to name of holder as specified on the
                                         face of the Warrant)


                                         _______________________________________
                                         (Address)

Signed in the presence of:


____________________________________